UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 13, 2005
                                                          -------------

                             SECURED SERVICES, INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                       001-12536                 11-2964894
----------------------          --------------------     ----------------------
  (STATE OR OTHER                  (COMMISSION              (IRS EMPLOYER
   JURISDICTION OF                 FILE NUMBER)            IDENTIFICATION NO.)
   INCORPORATION)

                         110 WILLIAMS STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10038
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 227-9696
                                                           --------------

 ------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST
                                    REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         This Form 8-K/A amends the Current Report on Form 8-K of Secured Services, Inc. ("Secured Services") filed on June 14, 2005 regarding the acquisition of Chameleon Communications Technology, Inc., a Delaware corporation ("Chameleon"), pursuant to a merger agreement by and among Secured Services, Chameleon and Secured Mobile, Inc., a wholly owned subsidiary of Secured Services and the closing of a $7 million debt financing with Midsummer
Investment, Ltd. and Islandia L.P. The sole purpose of this amendment is to provide the financial statements of Chameleon as required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and information were excluded from the original filing in reliance on Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.                                                        PAGE #

AUDITED FINANCIAL STATEMENTS OF CHAMELEON
COMMUNICATIONS TECHNOLOGY, INC.
         Independent Auditors Report                                                                    F-1
         Balance Sheets
                December 31, 2004 and 2003                                                              F-2
         Statements of Operations
                Years Ended December 31, 2004 and 2003                                                  F-3
         Statements of Stockholders' Equity (Deficit)
                Years Ended December 31, 2004 and 2003                                                  F-4
         Statements of Cash Flows
                Years ended December 31, 2004 and 2003                                                  F-5
         Notes to Financial Statements                                                               F-6 / F-11

UNAUDITED INTERIM FINANCIAL STATEMENTS OF CHAMELEON
COMMUNICATIONS TECHNOLOGY, INC.

         Condensed Consolidated Balance Sheets
                March 31, 2005 (Unaudited) and December 31, 2004 (audited)                              F-12
         Condensed Consolidated Statement of Operations
                Three Months Ended March 31, 2005 and 2004 (Unaudited)                                  F-13
         Condensed Consolidated Statement of Changes in Stockholders' Equity
                Three Months Ended March 31, 2005 (Unaudited)                                           F-14
         Condensed Consolidated Statement of Cash Flows
                Three Months Ended March 31, 2005 and 2004 (Unaudited)                                  F-15
         Notes to Condensed Consolidated Financial Statements                                       F-16 / F-20

(b)      PRO FORMA FINANCIAL INFORMATION.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF SECURED SERVICES, INC. AND SUBSIDIARIES AND
CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
         Introduction to Unaudited Pro Forma Condensed Combined Financial
         Statements                                                                                     PF-1
         Unaudited Pro Forma Condensed Combined Balance Sheet
                March 31, 2005                                                                          PF-2
         Unaudited Pro Forma Condensed Combined Statement of Operations
                Three Months Ended March 31, 2005                                                       PF-3
         Unaudited Pro Forma Condensed Combined Statement of Operations
                Year Ended December 31, 2004                                                            PF-4
         Notes to Unaudited Pro Forma Condensed Combined Financial Statements                        PF-5/PF-6

(c) EXHIBITS:

EXHIBIT
NUMBER   DESCRIPTION
3.1      Certificate of Designation for Series B Convertible Preferred Stock.*
4.1      Form of 7.5% Convertible Debenture due June 13, 2008*
4.2      Form or common stock purchase warrant dated as of June 13, 2005*
10.1     Form of Merger Agreement *
10.2     Form of  Securities Purchase Agreement*
10.3     Form of Investor Rights Agreement*
10.4     Form of Registration Rights Agreement*
10.5     Form of  Custodial and Security Agreement dated as of  June 13, 2005*
99.1 Press release dated June 15, 2005 announcing the acquisition of Chameleon Communications Technology, Inc.*
99.2 Press release dated June 15, 2005 announcing the closing of a $7 million private placement.*

         -----------------------------------------------------------------------
* Previously filed on June 14, 2005 in the Registrant's initial Current Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Secured Services, Inc.


Dated:  August 10, 2005                   By:      /s/ Jane Dietze
                                             -----------------------------------
                                             Jane Dietze
                                             Interim Chief Executive Officer

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Chameleon Communications Technology, Inc. Seattle, Washington

We have audited the accompanying balance sheets of Chameleon Communications Technology, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chameleon Communications Technology, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated positive cash flows from operations and has an accumulated deficit at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding those matters is also described in Note 1. The financial statements do not include any result from the outcome of this uncertainty.





          /s/ PETERSON SULLIVAN PLLC

          APRIL 26, 2005, EXCEPT FOR NOTE 5 WHICH IS AS OF JUNE 14, 2005

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                 ASSETS                                                                                 2004               2003
                                                                                                     -----------        -----------
Current Assets
      Cash                                                                                           $    18,960        $   122,114
      Accounts receivable                                                                                 41,136             14,601
      Prepaid expenses and other                                                                          17,949              4,347
                                                                                                     -----------        -----------
                 Total current assets                                                                     78,045            141,062

Property and equipment, net of accumulated depreciation of
      $49,893 and $22,484, respectively                                                                   30,509             35,807
Deposits                                                                                                  15,819              4,383
                                                                                                     -----------        -----------
                                                                                                     $   124,373        $   181,252
                                                                                                     ===========        ===========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
      Accounts payable                                                                               $    50,870        $    92,875
      Convertible notes payable and accrued interest, net of
          discount of $146,323 and $101,897, respectively                                              1,604,108            925,208
      Other current liabilities                                                                           12,051             36,689
                                                                                                     -----------        -----------
                 Total current liabilities                                                             1,667,029          1,054,772
                                                                                                     -----------        -----------

Commitments and Contingencies

Stockholders' Equity (Deficit)
      Mandatorily redeemable convertible preferred stock, $0.001 par value;
          authorized 20,000,000 shares; issued and outstanding 9,177,535 shares and 6,082,755 shares at December 31, 2004 and 2003, respectively;
          aggregate liquidation preference of $3,666,473 and $2,335,612,
          at December 31, 2004 and 2003, respectively                                                  6,217,986          3,512,858
      Common stock, $0.001 par value, authorized
          31,000,000 shares; issued and outstanding 7,280,208 shares and
          7,900,000 shares at December 31, 2004 and 2003, respectively, and additional paid-in capital
      Accumulated deficit                                                                             (7,760,642)        (4,386,378)
                                                                                                     -----------        -----------
                 Total stockholders' deficit                                                          (1,542,656)          (873,520)
                                                                                                     -----------        -----------
                                                                                                     $   124,373        $   181,252
                                                                                                     ===========        ===========



                        SEE NOTES TO FINANCIAL STATEMENTS

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                         2004          2003
                                                      -----------   -----------
Revenue
      Software licenses                               $     4,488   $   590,000
      Professional services                                76,933        59,466
      Other                                                   572        17,268
                                                      -----------   -----------
                 Total revenue                             81,993       666,734
Costs and expenses
      Cost of revenue                                      31,087        34,808
      Selling, general, and administrative expenses       966,843     1,714,576
      Research and development                            744,009       963,956
                                                      -----------   -----------
                 Total costs and expenses               1,741,939     2,713,340
                                                      -----------   -----------
                 Loss from operations                  (1,659,946)   (2,046,606)
Other expense
      Interest expense                                   (428,979)     (101,026)
                                                      -----------   -----------
                Loss before provision for income tax  $(2,088,925)  $(2,147,632)
Provision for Income Tax                                     --            --
                                                      -----------   -----------
                 Net loss                             $(2,088,925)  $(2,147,632)
                                                      ===========   ===========



                        SEE NOTES TO FINANCIAL STATEMENTS

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                    Mandatorily Redeemable     Common Stock, Additional                   Total
                                                 Convertible Preferred Stock       Paid-in Capital                     Stockholders'
                                                 ---------------------------   ------------------------ Accumulated       Equity
                                                   Shares          Amount        Shares      Amount       Deficit       (Deficit)
                                                 ---------      -----------    ---------   ----------   -----------    ------------
Balances at December 31, 2002                    6,039,877      $ 2,479,089    8,275,000   $       --   $(1,415,374)   $ 1,063,715

      Issuance of preferred stock for rent          42,878           14,364                                                 14,364
      Warrants issued for services and rent                                                    18,606                       18,606
      Warrants issued with convertible debt                                                   175,762                      175,762
      Stock options issued for services                                                         2,040                        2,040
      Amortization of preferred stock discount                        7,605                                  (7,605)            --
      Repurchase common stock                                                   (375,000)        (375)                        (375)
      Cumulative dividend and accretion of
          mandatorily redeemable convertible
          preferred stock                                         1,011,800                  (196,033)     (815,767)            --
      Net loss                                                                                           (2,147,632)    (2,147,632)
                                                 ---------      -----------    ---------   ----------   -----------    -----------

Balances at December 31, 2003                    6,082,755        3,512,858    7,900,000           --    (4,386,378)      (873,520)
      Debt converted into preferred stock        3,094,780        1,032,110                                              1,032,110
      Repurchase of common stock                                                (619,792)        (620)                        (620)
      Warrants issued with convertible debt                                                   385,199                      385,199
      Stock options issued for services                                                         3,100                        3,100
      Amortization of preferred stock discount                        7,605                                  (7,605)            --
      Cumulative dividend and accretion of
          mandatorily redeemable convertible
          preferred stock                                         1,665,413                  (387,679)   (1,277,734)            --
      Net loss                                                                                           (2,088,925)    (2,088,925)
                                                 ---------      -----------    ---------   ----------   -----------    -----------
Balances at December 31, 2004                    9,177,535      $ 6,217,986    7,280,208   $       --   $(7,760,642)   $(1,542,656)
                                                 =========      ===========    =========   ==========   ===========    ===========



                        SEE NOTES TO FINANCIAL STATEMENTS

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                       2004             2003
                                                                    -----------     -----------
Cash Flows From Operating Activities
      Net loss                                                      $(2,088,925)    $(2,147,632)
      Adjustments to reconcile net loss to
          net cash flows used in operating activities
          Depreciation of property and equipment                         29,691          19,126
          Amortization of debt discount                                 345,777          73,865
          Preferred stock issued for services and rent                                   14,364
          Stock options issued for services                               3,100          20,646
          Changes in operating assets and liabilities
              Accounts receivable                                       (26,535)         (2,834)
              Other assets                                              (25,038)         20,104
              Accounts payable and other current liabilities             13,788          43,084
                                                                    -----------     -----------
                 Net cash flows used in operating activities         (1,748,142)     (1,959,277)
                                                                    -----------     -----------
Cash Flows Used in Investing Activities
      Purchase of property and equipment                                (24,392)        (22,727)
                                                                    -----------     -----------
Cash Flows From Financing Activities
      Proceeds from issuance of convertible notes                     1,670,000       1,000,000
      Repurchase of common stock                                           (620)           (375)
                                                                    -----------     -----------
                 Net cash flows provided by financing activities      1,669,380         999,625
                                                                    -----------     -----------
Net decrease in cash and cash equivalents                              (103,154)       (982,379)

Cash at beginning of the year                                           122,114       1,104,493
                                                                    -----------     -----------
Cash at end of the year                                             $    18,960     $   122,114
                                                                    ===========     ===========

Cash paid for income taxes                                          $        --     $        --
                                                                    ===========     ===========
Cash paid for interest                                              $        --     $        --
                                                                    ===========     ===========
Supplementary information for noncash transactions
      Note payable converted to preferred stock                     $ 1,032,110     $        --
      Debt discount for note payable                                   (385,199)       (175,762)



                        SEE NOTES TO FINANCIAL STATEMENTS

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS

Chameleon Communications Technology, Inc. (the "Company") was incorporated on August 21, 2001, in the State of Delaware and is headquartered in Seattle, Washington. The Company provides software to manage high-speed wireless, mobility, and security activities for broadband providers, government agencies, and private enterprises in the United States. The Company operates and is treated as a single business segment.

GOING CONCERN

As shown in the financial statements, the Company has not generated positive cash flows from operations and has incurred significant net losses, resulting in a net accumulated deficit of $7,760,642 at December 31, 2004. At December 31, 2004, the Company's current liabilities exceed their current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company will need additional working capital to be successful in future business activities and to be able to continue to pay its liabilities as they become due. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management is presently engaged in seeking additional working capital. See Note 5.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and be unable to operate for the coming year.

CASH

Cash consists of checking and savings accounts held at a financial institution. The Company may have amounts in excess of federally insured limits from time to time.

ACCOUNTS RECEIVABLE

Accounts receivable consists of amounts due from customers in the United States. At December 31, 2004 and 2003, almost all of the accounts receivable is due from one customer. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its receivables. As of December 31, 2004 and 2003, management believes no allowance for uncollectible accounts is necessary.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred.

CONVERTIBLE NOTES PAYABLE

During 2004, the Company executed a total of 18 subscription agreements under which the Company issued 8% secured convertible notes (nine notes to each of two separate limited partnerships) in exchange for a total of $1,670,000 ($835,000 from each limited partnership). The notes are due one year from the date of issuance and are convertible into shares of the Company's preferred stock at $.3335 per share. The notes are secured by substantially all of the Company's assets.

During 2003, the Company executed two subscription agreements under which the Company issued two 8% secured convertible notes for proceeds of $500,000 each. These notes were converted to shares of preferred stock in January 2004.

With each convertible note, the Company issued warrants to purchase equity securities of the Company. The fair value of the warrants issued was determined using the Black-Scholes valuation model, and the debt discount has been recorded in proportion to the value of the warrants to the proceeds of the notes. The debt discount is being amortized over the term of the notes using the effective interest method.


FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist of cash, accounts receivable, accounts payable and convertible notes payable. The fair value of these financial instruments approximates the carrying amounts due to the short-term nature.

REVENUE RECOGNITION

The Company derives revenue from the licensing of the Company's proprietary software and professional services relating to the installation and maintenance of its wireless connectivity software.

The Company recognizes software revenue in accordance with the provision of Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"). Therefore, revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable, and the arrangement does not require significant customization of the software. The Company's revenue from professional services is provided under time-and-material price arrangements. Revenue under these arrangements is recognized as services are performed and costs are incurred.

In 2004, two customers comprised 90% of the Company's total revenue. In 2003, two different customers comprised 94% of the Company's total revenue.

COMPREHENSIVE INCOME

The Company had no items of other comprehensive income in 2004 or 2003.

STOCK-BASED COMPENSATION

The Company accounts for stock options issued to its employees under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeded the exercise price. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income disclosures as if the Company had recognized compensation expense based on the fair value of the options at the grant date as prescribed by SFAS No. 123.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                   2004             2003
                                                                                -----------     -----------
Net loss as reported                                                            $(2,088,925)    $(2,147,632)
Deduct:  Total stock-based  employee  compensation expense determined under
    fair value based methods, net of any related tax effects                        (17,588)        (24,583)
                                                                                -----------     -----------

Pro forma net loss                                                              $(2,106,513)    $(2,172,215)
                                                                                ===========     ===========

                          NOTES TO FINANCIAL STATEMENTS

The Company accounts for stock options to non-employees in accordance with the provisions of SFAS No. 123 and related pronouncements. Compensation for stock options and warrants to purchase stock granted to non-employees is measured using the Black-Scholes valuation model at the date of grant multiplied by the number of options or warrants granted. The issuance of common shares for services is recorded at the estimated market price of the shares on the date the services are rendered or at the stated value of the services.

ADVERTISING

Advertising costs are expensed as incurred.


RESEARCH AND DEVELOPMENT COSTS

Research and development costs of software products are expensed as incurred until the product has established technological feasibility. SFAS 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established when a detailed development plan is in place and the Company has the necessary skills, hardware, and software technology available to produce the product. Capitalization of software product costs ceases once the product is available for general release to customers.

The Company has not capitalized any production development costs because the primary software product the Company is developing achieved technological feasibility simultaneously with the product's availability for general release to customers.

INCOME TAXES

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

SFAS No. 151, INVENTORY COSTS, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

                          NOTES TO FINANCIAL STATEMENTS

SFAS No. 152, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS. The adoption of SFAS No. 152 is expected to have no impact on the Company's financial statements.

SFAS No. 123(R), SHARE-BASED PAYMENT, replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The Company is currently analyzing the requirements of the adoption of SFAS No. 123(R).

SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

Financial Accounting Standards Board Interpretation ("FIN") No. 46(R) revised FIN No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, requiring the consolidation by a business of variable interest entities in which it is the primary beneficiary. The adoption of FIN No. 46(R) is expected to have no impact on the Company's financial statements.

The Emerging Issues Task Force ("EITF") reached consensus on Issue No. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, EFFECTIVE DATE OF PARAGRAPHS 10-20 OF EITF ISSUE NO. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's financial statements.

The EITF reached a consensus on Issue No. 04-8, THE EFFECT OF CONTINGENTLY CONVERTIBLE DEBT ON DILUTED EARNINGS PER SHARE, which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings (loss) per share. Upon ratification by the Financial Accounting Standards Board, EITF 04-8 will become effective for reporting periods ending after December 15, 2004. The adoption of EITF 04-8 did not have an impact on diluted earnings (loss) per share of the Company.

NOTE 2. INCOME TAXES

The Company is liable for taxes in the United States. As of December 31, 2004 and 2003, the Company did not have any income for income tax purposes and therefore, no tax liability or expense has been recorded in these financial statements.

At December 31, 2004, the Company has accumulated tax losses of approximately $4,690,000 available to reduce future taxable income. The tax losses expire in years between 2022 and 2024.

The deferred tax asset associated with the accumulated tax losses is approximately $1,594,000. The Company has provided a valuation allowance against the deferred tax asset. The valuation allowance increased by $575,000 and $704,500 for 2004 and 2003, respectively.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

SERIES A-1, A-2

In June 2002, the Board of Directors approved the designation of 8,000,000 shares of authorized preferred stock as Series A-1 Preferred stock and 3,000,000 shares of authorized preferred stock as Series A-2 Preferred stock. The Series A-1 and A-2 will be referred to as "Series A Preferred." Each share of Series A-1 and A-2 Preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilution provisions. The Series A-1 and A-2 Preferred shares accrue cumulative dividends at the rate of 10% per annum of the stated value of $0.33 per share, respectively, whether or not declared by the Board of Directors.

The Series A-1 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash, out of legally available funds, all of the issued and outstanding shares of Series A-1 Preferred at a price per share equal to $1.67, plus accrued and unpaid dividends.

The Series A-2 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash a sum per share equal to the greater of: (A) $0.3335 per share; provided, however, that the holders of Series A-2 Preferred shall not be entitled to receive any accrued but unpaid dividends, or (B) any accrued but unpaid dividends plus the result of multiplying the Series A-2 Preferred holder's ownership percentage by the greater of: (x) the Book Value, (y) the Fair Market Value as of the Redemption Date, and (z) the EBITDA Value as of the Redemption Date provided, however, that in no event shall the amounts payable per share of Series A-2 Preferred be greater than the amounts payable per share of Series A-1 Preferred.

Conversion into common stock of Series A Preferred stock is automatic upon (i) the closing of an Initial Public Offering (IPO) raising at least $25,000,000 with a post offering market capitalization of $100,000,000, or (ii) if more than 66 2/3% of the then outstanding Series A Preferred stock vote to convert.

In the event of liquidation, dissolution, or winding up of the Company, the Series A preferred are entitled to be paid out of the assets of the Company before the common stock holders, if that amount is greater than participating on an if-converted basis, a liquidation preference of $0.33 per share, plus declared or accumulated but unpaid dividends payable.

Series A Preferred stock carries voting rights of one vote for each share of common stock into which it is convertible.

STOCK OPTIONS

In 2002, the Company adopted the 2002 Stock Incentive Option Plan (the "Plan") as amended in 2004, and reserved 4,169,550 shares of common stock thereunder. Options granted under the Plan may be designated as incentive or nonqualified at the discretion of the Board of Directors. Generally, the options have a maximum ten-year term and vest over four years.

                          NOTES TO FINANCIAL STATEMENTS

A summary of stock option activity under the Plan is as follows:



                                                                Weighted Average
                                            Number of Shares     Exercise Price
                                            ----------------     --------------
Outstanding, December 31, 2002                       370,000         $    .04
    Granted                                          666,000              .04
    Exercised
    Forfeited
                                                ------------
Outstanding, December 31, 2003                     1,036,000              .04
    Granted                                          517,500              .04
    Exercised
    Forfeited                                       (462,500)             .04
                                                ------------

Outstanding, December 31, 2004                     1,091,000              .04
                                                ============

Options exercisable at December 31, 2004             504,750              .04
                                                ============



All options granted to nonemployees have an exercise price of $0.04, which management has determined is the fair value of the underlying shares. Based on the fair value of the options, the Company recognized compensation expense of $3,100 in 2004 and $2,040 in 2003, in relation to the grant of these options, which represents the vested portion of such options, which expire 10 years from the date of grant. The average remaining contractual life approximates nine years at December 31, 2004. Expense recorded was determined using a Black-Scholes valuation model with the following assumptions: risk-free interest rate of 4%, expected life of two years, volatility of 372%, and expected dividend yield of zero.

NOTE 4. LEASE

At December 31, 2004, the Company is committed to an operating lease for office space which expires August 1, 2005. This lease contains a renewal option for up to three years and requires the Company to pay all executory costs such as maintenance and insurance. Rental expense during 2004 and 2003 was $56,708 and $55,261, respectively.

Future minimum lease payments under this lease for the year ending December 31, 2005, are approximately $34,000.

NOTE 5. SUBSEQUENT EVENTS

On June 14, 2005, all of the business and operating assets and assumed certain of the Company were acquired by Secured Services, Inc. pursuant to a merger agreement by and among Secured Services, Inc. and Secured Mobile, Inc., a wholly-owned subsidiary of Secured Services, Inc. Since this transaction results in a change in ownership in excess of 50%, the predecessor company's ability to utilize net operating loss carryforwards may be limited.

                     CHAMELEON COMMUNICATIONS TECHNOLOGY INC
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004


               ASSETS                                                                           March 31, 2005     December 31, 2004
                                                                                                --------------     -----------------
Current Assets
      Cash                                                                                        $                     $    18,960
      Accounts receivable                                                                              41,598                41,136
      Prepaid expenses and other                                                                       20,823                17,949
                                                                                                  -----------           -----------
                 Total current assets                                                                  62,421                78,045
Property and equipment, net of accumulated depreciation of
      $49,893 and $22,484, respectively                                                                23,595                30,509
Deposits                                                                                               15,235                15,819
                                                                                                  -----------           -----------
                                                                                                  $   101,251           $   124,373
                                                                                                  ===========           ===========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
      Accounts payable                                                                            $    73,404           $    50,870
      Convertible notes payable and accrued interest, net of
          discount of $146,323 and $101,897, respectively                                           1,879,443             1,604,108
      Other current liabilities                                                                         6,155                12,051
                                                                                                  -----------           -----------
                 Total current liabilities                                                          1,959,002             1,667,029
Commitments and Contingencies
Stockholders' Equity (Deficit)
      Mandatorily redeemable convertible preferred stock,
          $0.001 par value; authorized 20,000,000 shares; issued
          and outstanding 9,177,535 shares and 6,082,755 shares
          at December 31, 2004 and 2003, respectively; aggregate
          liquidation preference of $3,666,473 and $2,335,612,
          at December 31, 2004 and 2003, respectively                                               6,649,612             6,217,986
      Common stock, $0.001 par value, authorized
          31,000,000 shares; issued and outstanding 7,280,208 shares and 7,900,000 shares at December 31, 2004 and 2003,
          respectively, and additional paid-in capital
      Accumulated deficit                                                                          (8,507,363)           (7,760,642)
                                                                                                  -----------           -----------
                 Total stockholders' deficit                                                       (1,857,751)            1,542,656)
                                                                                                  -----------           -----------
                                                                                                  $   101,251           $   124,373
                                                                                                  ===========           ===========



                        SEE NOTES TO FINANCIAL STATEMENTS

                     CHAMELEON COMMUNICATIONS TECHNOLOGY INC
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


                                                         Three Months Ended  Three Months Ended
                                                           March 31, 2005      March 31, 2004
                                                         ------------------  ------------------
Revenue                                                      $  42,458           $  11,722
                                                             ---------           ---------
Costs and expenses
      Cost of revenue                                            2,099               3,409
      Selling, general, and administrative expenses            132,599             302,406
      Research and development                                 127,416             240,592
                                                             ---------           ---------
                 Total costs and expenses                      262,113             546,406
                                                             ---------           ---------
                 Loss from operations                         (219,656)           (543,406)
Other expense
      Interest expense                                        (116,199)           (162,470)
                                                             ---------           ---------
                 Net loss                                    $(335,854)          $(697,470)
                                                             =========           =========



                        SEE NOTES TO FINANCIAL STATEMENTS

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005


                                                   Mandatorily Redeemable    Common Stock, Additional                      Total
                                                Convertible Preferred Stock      Paid-in Capital                       Stockholders
                                               ----------------------------  ------------------------    Accumulated      Equity
                                                Shares             Amount      Shares         Amount       Deficit       (Deficit)

Balances at December 31, 2004                  9,177,535         $6,217,986  7,280,208     $       --    $(7,760,642)   $(1,542,656)
                                               ---------        -----------  ---------     ----------    -----------   ------------
      Debt converted into preferred stock

      Repurchase of common stock                                                               20,759                       (20,759)
      Warrants issued with convertible debt
      Stock options issued for services
      Amortization of preferred stock discount                        1,901                                   (1,901)            --
      Cumulative dividend and accretion of
          mandatorily redeemable convertible
          preferred stock                                           429,726                   (20,759)      (408,966)            --
      Net loss                                                                                              (335,854)      (335,854)
                                               ---------        -----------  ---------     ----------    -----------   ------------
Balances at March 31, 2005                     9,177,535        $ 6,649,612  7,280,208     $       --    $(8,507,363)  $ (1,857,751)
                                               =========        ===========  =========     ==========    ===========   ============



                        SEE NOTES TO FINANCIAL STATEMENTS

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


                                                                        2005           2004
                                                                     ---------      ---------
Cash Flows From Operating Activities
      Net loss                                                       $(335,854)     $(697,470)
      Adjustments to reconcile net loss to
          net cash flows used in operating activities
          Depreciation of property and equipment                          6914          5,548
          Amortization of debt discount                                 81,667        121,719
          Preferred stock issued for services and rent                                  3,100
          Stock options issued for services                                            20,646
          Changes in operating assets and liabilities
              Accounts receivable                                         (461)         7,926
              Other assets                                              (2,290)       (49,028)
              Accounts payable and other current liabilities            51,065        (23,608)
                                                                     ---------      ---------
                 Net cash flows used in operating activities          (198,960)      (631,813)
Cash Flows Used in Investing Activities
      Purchase of property and equipment
Cash Flows From Financing Activities
      Proceeds from issuance of convertible notes                      180,000        612,500
      Repurchase of common stock
                                                                     ---------      ---------
                 Net cash flows provided by financing activities       180,000        612,500
                                                                     ---------      ---------
Net decrease in cash and cash equivalents                              (18,960)       (19,313)

Cash at beginning of the period                                         18,960        122,114
                                                                     ---------      ---------
Cash at end of the period                                            $      --      $ 102,801
                                                                     =========      =========

Cash paid for income taxes                                           $      --      $      --
                                                                     =========      =========

Cash paid for interest                                               $      --      $      --
                                                                     =========      =========
Supplementary information for noncash transactions

      Note payable converted to preferred stock                      $              $      --
      Debt discount for note payable



                        SEE NOTES TO FINANCIAL STATEMENTS

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS

Chameleon Communications Technology, Inc. (the "Company") was incorporated on August 21, 2001, in the State of Delaware and is headquartered in Seattle, Washington. The Company provides software to manage high-speed wireless, mobility, and security activities for broadband providers, government agencies, and private enterprises in the United States. The Company operates and is treated as a single business segment.

GOING CONCERN

As shown in the financial statements, the Company has not generated positive cash flows from operations and has incurred significant net losses, resulting in a net accumulated deficit of $8,507,363 at March 31, 2005. At March 31, 2005, the Company's current liabilities exceed their current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company will need additional working capital to be successful in future business activities and to be able to continue to pay its liabilities as they become due. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management is presently engaged in seeking additional working capital. See Note 5.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and be unable to operate for the coming year.

CASH

Cash consists of checking and savings accounts held at a financial institution. The Company may have amounts in excess of federally insured limits from time to time.

ACCOUNTS RECEIVABLE

Accounts receivable consists of amounts due from customers in the United States. At march 31, 2005 , almost all of the accounts receivable is due from two customer. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its receivables. As of march 31, 2005 management believes no allowance for uncollectible accounts is necessary.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred.

CONVERTIBLE NOTES PAYABLE

During the three months to march 31,2005, the Company executed a total of 2 subscription agreements under which the Company issued 8% secured convertible notes (one note to each of two separate limited partnerships) in exchange for a total of $90,000 ($45,000 from each limited partnership). The notes are due one year from the date of issuance and are convertible into shares of the Company's preferred stock at $.3335 per share. The notes are secured by substantially all of the Company's assets.

                          NOTES TO FINANCIAL STATEMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist of cash, accounts receivable, accounts payable and convertible notes payable. The fair value of these financial instruments approximates the carrying amounts due to the short-term nature.

REVENUE RECOGNITION

The Company derives revenue from the licensing of the Company's proprietary software and professional services relating to the installation and maintenance of its wireless connectivity software.

The Company recognizes software revenue in accordance with the provision of Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"). Therefore, revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable, and the arrangement does not require significant customization of the software. The Company's revenue from professional services is provided under time-and-material price arrangements. Revenue under these arrangements is recognized as services are performed and costs are incurred.

In 2004, two customers comprised 97% of the Company's total revenue.

COMPREHENSIVE INCOME

The Company had no items of other comprehensive income in 2005.

ADVERTISING

Advertising costs are expensed as incurred

RESEARCH AND DEVELOPMENT COSTS

Research and development costs of software products are expensed as incurred until the product has established technological feasibility. SFAS 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established when a detailed development plan is in place and the Company has the necessary skills, hardware, and software technology available to produce the product. Capitalization of software product costs ceases once the product is available for general release to customers.

The Company has not capitalized any production development costs because the primary software product the Company is developing achieved technological feasibility simultaneously with the product's availability for general release to customers.

INCOME TAXES

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

                          NOTES TO FINANCIAL STATEMENTS


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.


NEW ACCOUNTING PRONOUNCEMENTS

SFAS No. 151, INVENTORY COSTS, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 152, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS. The adoption of SFAS No. 152 is expected to have no impact on the Company's financial statements.

SFAS No. 123(R), SHARE-BASED PAYMENT, replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The Company is currently analyzing the requirements of the adoption of SFAS No. 123(R).

SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

Financial Accounting Standards Board Interpretation ("FIN") No. 46(R) revised FIN No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, requiring the consolidation by a business of variable interest entities in which it is the primary beneficiary. The adoption of FIN No. 46(R) is expected to have no impact on the Company's financial statements.

The Emerging Issues Task Force ("EITF") reached consensus on Issue No. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, EFFECTIVE DATE OF PARAGRAPHS 10-20 OF EITF ISSUE NO. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's financial statements.

The EITF reached a consensus on Issue No. 04-8, THE EFFECT OF CONTINGENTLY CONVERTIBLE DEBT ON DILUTED EARNINGS PER SHARE, which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings (loss) per share. Upon ratification by the Financial Accounting Standards Board, EITF 04-8 will become effective for reporting periods ending after December 15, 2004. The adoption of EITF 04-8 did not have an impact on diluted earnings (loss) per share of the Company.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2. INCOME TAXES

The Company is liable for taxes in the United States. As of march 31, 2005 , the Company did not have any income for income tax purposes and therefore, no tax liability or expense has been recorded in these financial statements.

At March 31, 2005, the Company has accumulated tax losses of approximately $4,940,000 available to reduce future taxable income. The tax losses expire in years between 2022 and 2025.

The deferred tax asset associated with the accumulated tax losses is approximately $1,680,000. The Company has provided a valuation allowance against the deferred tax asset. The valuation allowance increased by $86,000 for 2005


NOTE 3. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

SERIES A-1, A-2

In June 2002, the Board of Directors approved the designation of 8,000,000 shares of authorized preferred stock as Series A-1 Preferred stock and 3,000,000 shares of authorized preferred stock as Series A-2 Preferred stock. The Series A-1 and A-2 will be referred to as "Series A Preferred." Each share of Series A-1 and A-2 Preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilution provisions. The Series A-1 and A-2 Preferred shares accrue cumulative dividends at the rate of 10% per annum of the stated value of $0.33 per share, respectively, whether or not declared by the Board of Directors.

The Series A-1 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash, out of legally available funds, all of the issued and outstanding shares of Series A-1 Preferred at a price per share equal to $1.67, plus accrued and unpaid dividends.

The Series A-2 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash a sum per share equal to the greater of: (A) $0.3335 per share; provided, however, that the holders of Series A-2 Preferred shall not be entitled to receive any accrued but unpaid dividends, or (B) any accrued but unpaid dividends plus the result of multiplying the Series A-2 Preferred holder's ownership percentage by the greater of: (x) the Book Value, (y) the Fair Market Value as of the Redemption Date, and (z) the EBITDA Value as of the Redemption Date provided, however, that in no event shall the amounts payable per share of Series A-2 Preferred be greater than the amounts payable per share of Series A-1 Preferred.

Conversion into common stock of Series A Preferred stock is automatic upon (i) the closing of an Initial Public Offering (IPO) raising at least $25,000,000 with a post offering market capitalization of $100,000,000, or (ii) if more than 66 2/3% of the then outstanding Series A Preferred stock vote to convert.

In the event of liquidation, dissolution, or winding up of the Company, the Series A preferred are entitled to be paid out of the assets of the Company before the common stock holders, if that amount is greater than participating on an if-converted basis, a liquidation preference of $0.33 per share, plus declared or accumulated but unpaid dividends payable.

Series A Preferred stock carries voting rights of one vote for each share of common stock into which it is convertible.

                          NOTES TO FINANCIAL STATEMENTS

STOCK OPTIONS

In 2002, the Company adopted the 2002 Stock Incentive Option Plan (the "Plan") as amended in 2004, and reserved 4,169,550 shares of common stock thereunder. Options granted under the Plan may be designated as incentive or nonqualified at the discretion of the Board of Directors. Generally, the options have a maximum ten-year term and vest over four years.

None were issued in the three months ended March 31, 2005.


NOTE 4. LEASE

At March 31, 2004, the Company is committed to an operating lease for office space which expires August 1, 2005. This lease contains a renewal option for up to three years and requires the Company to pay all executory costs such as maintenance and insurance. Rental expense during the three months ended March 31, 2005 was $14,532

Future minimum lease payments under this lease for the three months ending March 31, 2005, are approximately $19,500.


NOTE 5. SUBSEQUENT EVENTS

On June 14, 2005, all of the business and operating assets and assumed certain of the Company were acquired by Secured Services, Inc. pursuant to a merger agreement by and among Secured Services, Inc. and Secured Mobile, Inc., a wholly-owned subsidiary of Secured Services, Inc. Since this transaction results in a change in ownership in excess of 50%, the predecessor company's ability to utilize net operating loss carryforwards may be limited.

INTRODUCTION TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET AND CONDENSED COMBINED STATEMENTS OF OPERATIONS OF SECURED SERVICES, INC. AND SUBSIDIARIES AND CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.

The accompanying unaudited pro forma condensed combined balance sheet combines the unaudited historical balance sheets of Secured Services, Inc. ("Secured Services") and Chameleon Communications Technology, Inc. ("Chameleon") as at March 31, 2005 as if Secured Services had consummated the acquisition of Chameleon and issued the $7,000,000 of convertible debentures on March 31, 2005 instead of June 14, 2004.

The accompanying unaudited pro forma condensed combined statements of operations combine the unaudited historical statement of operations of each of Secured Services and Chameleon for the three months ended March 31, 2005 as if Secured Services had consummated the acquisition of Chameleon and issued the $7,000,000 of convertible debentures on January 1, 2004. The accompanying unaudited pro forma condensed combined statements of operations also combine the audited historical statements of operations of the businesses of Secured Services and Chameleon for the year ended December 31, 2004, as if Secured Services had consummated the acquisition of Chameleon and issued the $7,000,000 of convertible debentures on January 1, 2004.

We have presented the accompanying unaudited pro forma condensed balance sheet and statements of operations for informational purposes only. The accompanying unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations are not necessarily indicative of what our results of operations actually would have been had we completed the acquisition of Chameleon and issued the $7,000,000 of convertible debentures on March 31, 2005 and January 1, 2004, respectively. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the combined companies. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the audited and unaudited historical financial statements of Chameleon included herein, and the audited historical financial statements of Secured Services included in its Annual Report on Form 10-KSB for the year ended December 31, 2004 and the unaudited historical condensed consolidated financial statements of Secured Services included in its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 previously filed with the Securities and Exchange Commission.

SECURED SERVICES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2005


                                                                             CHAMELEON
                                                              SECURED     COMMUNICATIONS                   PRO FORMA    PRO FORMA
                                                           SERVICES, INC. TECHNOLOGY, INC.  COMBINED      ADJUSTMENTS   COMBINED
                                                           -------------- ----------------  --------      -----------   ---------
                              ASSETS
Current assets:
        Cash and cash equivalents                           $    106,617                  $    106,617   $  3,000,000  $  3,106,617
        Certificate of deposit                                   294,301                       294,301                      294,301
        Escrow cash                                                                                         3,000,000     3,000,000
        Accounts receivable, net                                 377,242   $     41,598        418,840                      418,840
        Note receivable - employee                                38,000                        38,000                       38,000
        Due from stockholder                                      32,800                        32,800                       32,800
        Prepaid expenses and other current assets                124,822         20,823        145,645                      145,645
                                                            ------------   ------------   ------------   ------------  ------------
             Total current assets                                973,782         62,421      1,036,203      6,000,000     7,036,203

Loans receivable from related parties                            949,353                       949,353                      949,353
Property and equipment, net of accumulated depreciation          158,169         23,595        181,764                      181,764
Goodwill                                                       2,808,429                     2,808,429      7,182,847     9,991,276
Other intangible assets, net of accumulated amortization         625,360                       625,360                      625,360
Deposits                                                                         15,235         15,235                       15,235
Acquistion fee                                                                                                 53,445        53,445
                                                            ------------   ------------   ------------   ------------  ------------
             Totals                                         $  5,515,093   $    101,251   $  5,616,344   $ 13,236,292  $ 18,852,636
                                                            ============   ============   ============   ============  ============

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Current portion of notes payable                    $    371,815                  $    371,815      1,000,000  $  1,371,815
        Accounts payable                                         567,856   $     73,404        641,260                      641,260
        Convertible notes payable and accrued interest, net                                         --                           --
          of discount                                                         1,879,443      1,879,443     (1,879,443)           --
        Accrued expenses and other current liabilities           979,783          6,155        985,938                      985,938
        Deferred revenues                                         41,188                        41,188                       41,188
        Loan payable ot stockholders                             186,900                       186,900                      186,900
                                                            ------------   ------------   ------------   ------------  ------------
             Total current liabilities                         2,147,542      1,959,002      4,106,544       (879,443)    3,227,101

Dividends payable in common stock                                 30,000                        30,000                       30,000
Notes and convertible debentures payable, net
          of current portion                                     128,966                       128,966      7,000,000     7,128,966
Debt discount                                                                                                (572,624)     (572,624)
                                                            ------------   ------------   ------------   ------------  ------------
             Total liabilities                                 2,306,508      1,959,002      4,265,510      5,547,933     9,813,443
                                                            ------------   ------------   ------------   ------------  ------------

Commitments and contingencies
Stockholders' equity (deficit):
        Manditorily redeemable convertible preferred stock                    6,649,612      6,649,612     (6,649,612)           --
        Preferred stock                                              200                           200                          200
        Common stock                                               1,747                         1,747                        1,747
        Common stock issuable                                    414,006                       414,006                      414,006
        Additional paid-in capital                            12,585,294                    12,585,294      5,830,608    18,415,902
        Subscriptions receivable                                (456,000)                     (456,000)                    (456,000)
        Accumulated deficit                                   (9,373,360)    (8,507,363)   (17,880,723)     8,507,363    (9,373,360)
        Accumulated other comprehensive income                    36,698                        36,698                       36,698
                                                            ------------   ------------   ------------   ------------  ------------
             Total stockholders' equity                        3,208,585     (1,857,751)     1,350,834      7,688,359     9,039,193
                                                            ------------   ------------   ------------   ------------  ------------

             Totals                                         $  5,515,093   $    101,251   $  5,616,344   $ 13,236,292  $ 18,852,636
                                                            ============   ============   ============   ============  ============


Note: Pro forma adjustments give effect to the net cash received upon issuance of notes in connection with the placement of convertible debentures to institutional investors to finance the purchase of Chameleon Communications Technology, Inc. by Secured Services, Inc. and the valuation of warrants issued by Secured Services, Inc. in connection with both transactions.

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.

SECURED SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2005


                                                                    CHAMELEON                                     PRO FORMA
                                                   SECURED       COMMUNICATIONS                    PRO FORMA      COMBINED
                                                   SERVICES     TECHNOLOGY, INC.     COMBINED     ADJUSTMENTS    (UNAUDITED)
                                                   --------     ----------------     --------     -----------    -----------
Revenues - sales and services                    $    877,636     $     42,458     $    920,094                 $    920,094
Cost of revenues                                      633,462            2,099          635,561                      635,561
                                                 ------------     ------------     ------------                 ------------

Gross profit                                          244,174           40,359          284,533                      284,533

Operating expenses                                  2,624,608          260,015        2,884,623                    2,884,623
                                                 ------------     ------------     ------------                 ------------

Loss from operations                               (2,380,434)        (219,656)      (2,600,090)                  (2,600,090)
Interest expense,
   Net of interest income of $2,713, $ 0 and
    $2,713, respectively                               (9,775)        (116,199)        (125,974)    (183,422)       (309,396)
                                                 ------------     ------------     ------------    ---------    ------------

Net loss                                           (2,390,209)        (335,855)      (2,726,064)    (183,422)     (2,909,486)
Preferred stock dividend requirements                 (30,000)              --          (30,000)                     (30,000)
                                                 ------------     ------------     ------------    ---------    ------------

Net loss applicable to common stock              $ (2,420,209)    $   (335,855)    $ (2,756,064)   $(183,422)   $ (2,939,486)
                                                 ============     ============     ============    =========    ============

Loss per common share - basic and diluted        $      (0.14)    $         --     $      (0.16)                $      (0.17)
                                                 ============     ============     ============                 ============
Weighted average number of shares outstanding      17,399,639                        17,399,639                   17,399,639
                                                 ============                      ============                 ============

Note: Interest expense includes a pro forma charge of $183,422 due to the inclusion of interest on the convertible debentures issued to finance the acquisition of Chameleon for the three months ended March 31, 2005.

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.

SECURED SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004


                                                                    CHAMELEON
                                                   SECURED        COMMUNICATIONS                      PRO FORMA          PRO FORMA
                                                   SERVICES      TECHNOLOGY, INC.      COMBINED      ADJUSTMENTS          COMBINED
                                                 -----------     ----------------    -----------     -----------        -----------
Revenues - sales and services                    $ 2,193,999       $    81,993       $ 2,275,992                        $ 2,275,992
Cost of revenues                                   1,036,617            31,087         1,067,704                          1,067,704
                                                 -----------       -----------       -----------                        -----------
GROSS PROFIT                                       1,157,382            50,906         1,208,288                          1,208,288
                                                 -----------       -----------       -----------                        -----------

Operating expenses:
     Research and development                      1,181,413           744,009         1,925,422                          1,925,422
     Selling, general and administrative           4,822,025           966,843         5,788,868                          5,788,868
     Depreciation and Amortization                   314,978                             314,978                            314,978
     Charge for loan impairment                      600,000                             600,000                            600,000
                                                 -----------       -----------       -----------                        -----------
          TOTALS                                   6,918,416         1,710,852         8,629,268                          8,629,268
                                                 -----------       -----------       -----------                        -----------

Loss from operations                              (5,761,034)       (1,659,946)       (7,420,980)                        (7,420,980)
Interest income                                       47,198                              47,198                             47,198
Interest expense                                     (43,370)         (428,979)         (472,349)      (733,690)         (1,206,039)
                                                 -----------       -----------       -----------     ----------         -----------

NET LOSS                                          (5,757,206)       (2,088,925)       (7,846,131)      (733,690)         (8,579,821)
Preferred stock dividend requirements               (120,000)                           (120,000)                          (120,000)
                                                 -----------       -----------       -----------     ----------         -----------

NET LOSS APPLICABLE TO COMMON STOCK              $(5,877,206)      $(2,088,925)      $(7,966,131)    $ (733,690)        $(8,699,821)
                                                 ===========       ===========       ===========     ==========         -----------

Loss per common share - basic and diluted        $     (0.45)                                                           $     (0.66)
                                                 ===========                                                            ===========

Weighted average common shares outstanding        13,196,366                                                             13,196,366
                                                 ===========                                                            ===========

Note: Interest expense includes pro forma charge of $733,690 due to the inclusion of interest on the convertible debentures issued to finance the acquisition of Chameleon for the year ended December 31, 2004.

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
    ------------------------------------------------------------------------


(1) DESCRIPTION OF THE TRANSACTIONS AND BASIS OF PRESENTATION:

On June 14, 2005 (the "Effective Date"), the Company acquired all of the business, and operating assets and assumed certain liabilities of Chameleon Communications Technology, Inc., a Delaware corporation ("Chameleon"), by merger (the "Chameleon Merger Transaction") and closed on the private placement of $7,000,000 of Debentures and Warrants to Midsummer Investment, Ltd. and Islandia, L.P., both institutional buyers and accredited investors (each an "Investor") (the "Debenture Transaction") pursuant to a Securities Purchase Agreement (the "Debenture Agreement") dated as of June 13, 2005.

The consideration for the Chameleon Merger Transaction consisted of $1,000,000 in cash, 1-year non-interest bearing promissory notes (the "Chameleon Merger Notes") in the aggregate principal amount of $1,000,000 convertible at the option of the holders into 834,000 shares of the Company's common stock after 360 days, $5,000,000 of the Company's Series B Shares, consisting of 4,170 Series B Shares convertible into 4,170,000 shares of common stock, and four-year common stock purchase warrants to purchase 1,876,500 shares of the Company's common stock at an exercise price of approximately $1.28 per share (the "Chameleon Merger Warrants"). The Chameleon Merger Notes, the Chameleon Merger Warrants and the Series B Shares are all subject to anti-dilution adjustments.

Chameleon develops networking software for provisioning, managing and securing communications across any wired or wireless broadband network.

The Company will account for the acquisition pursuant to the purchase method of accounting in its quarter ending June 30, 2005.

Prior to the Effective Date, neither the Company or any of its affiliates, nor any of its officers or directors or any associate of any such officers or directors, had any material relationship with Chameleon, except that in January 2005 the Company executed a letter of intent with Chameleon pursuant to which the Company paid $147,000 to cover their operating expenses for the period from February 1, 2005 to June 14, 2005.

Under the terms of the Debenture Agreement, the Investors purchased $7,000,000 of the 7.5% Debentures and Warrants to purchase 2,626,716 shares of common stock. Of the $7,000,000, $4,000,000 was paid to the Company on the Effective Date with the remaining $3,000,000 deposited in escrow (the "Escrow Funds") to be released as follows:

To the Company upon:

o The conversion by an Investor of all or part of the principal amount of the Debenture held by such Investor in excess of such Investor's pro rata portion of the amount deposited in escrow;

o The engagement by the Company of a Chief Executive Officer, who may be an existing officer or employee of Secured Services, acceptable to a specified designee of the Investors; or

o Receipt of the written consent of the Investors.

Otherwise the funds get released to the Investors upon an event of default or if the escrow amount has not been released to the Company within 120 days following the Effective Date.

The principal amount of the Debentures along with any outstanding interest are due and payable on June 13, 2008. Subject to anti-dilution adjustments, the Debentures are convertible into an aggregate of 5,837,226 shares of Common Stock at the option of the holders.

In connection with the Debenture Transaction, we paid a commission to Merriman Curhan Ford & Co., sole placement agent, consisting of $420,000 cash and Warrants for 490,320 shares of Common Stock, of which $240,000 cash and all the Warrants were issued at closing. The remaining commission of $180,000 cash will be paid to Merriman Curhan Ford & Co. upon the release of the Escrow Funds to us.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
    ------------------------------------------------------------------------


As explained above, Secured Services completed the merger with Chameleon on June 14, 2005 which will be accounted for as a purchase. The accompanying unaudited pro forma condensed combined balance sheet assumes that Chameleon had been acquired on March 31, 2005. Total consideration for the purchase was $7,204,539 comprised of $1,000,000 cash, a note issued to investors in the principal amount of $1,000,000 that is payable in 12 months, and 4,170 shares of Series B Convertible Preferred Stock with an estimated fair value of $5,000,000 . Each share of preferred stock earns a quarterly dividend of 7.5% which is payable in shares of Common Stock based on the average trading price of the Common Stock over a specified period and warrants valued at $204,539. Secured Services expects to record the identifiable assets acquired and liabilities assumed at their fair values, and to allocate the remaining excess of the cost of the acquisition over the fair value of the net identifiable assets acquired to goodwill as shown below:


Accounts receivable                                                  $   41,598
Computer equipment                                                       23,595
Goodwill                                                              7,182,847
Other assets                                                             36,058
  Accounts payable and accrued expenses                                 (79,559)
                                                                     ----------
Total                                                                $7,204,539
                                                                     ==========


The purchase price allocation was based on preliminary information as to, among other things, the fair value of the preferred stock issued by Secured Services and the fair value of the computer equipment and the identifiable assets acquired. The final valuations may differ and, accordingly, the amounts actually allocated to the computer equipment, the identifiable assets and goodwill and certain other assets and liabilities may differ from those shown above.